SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 11, 2007
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     System Equipment Purchase Agreement with Nortel Networks, Inc.
     On June 11, 2007, Cricket Communications, Inc. (“Cricket,” a wholly owned subsidiary of Leap Wireless International, Inc. (“Leap”)), Alaska Native Broadband 1 License LLC (“ANB”) and Nortel Networks Inc. (“Nortel”) entered into a System Equipment Purchase Agreement (the “Nortel Agreement”). Pursuant to the Nortel Agreement, Cricket agreed to purchase and/or license wireless communications systems, products and services designed to be Advanced Wireless Spectrum (“AWS”) functional at a current estimated cost to Cricket of approximately $113 million, which commitments are subject, in part, to the necessary clearance of spectrum in the markets to be built. The initial three-year term of the Nortel Agreement begins on June 11, 2007 and is subject to a one-year extension if Cricket is unable to complete build-outs of new markets due to certain spectrum clearing delays. Nortel, among other things, agreed to provide Cricket with certain pricing discounts, credits and incentives and to make certain technical training available to Cricket personnel.
     Cricket and Nortel also agreed that the existing Amended and Restated System Equipment Purchase Agreement, dated as of December 20, 2002, as amended (the “Prior Nortel Agreement”), would be terminated and replaced by the Nortel Agreement, except with respect to certain continuing obligations relating to confidentiality, indemnification and other matters set forth in the Prior Nortel Agreement.
     System Equipment Purchase Agreement with Lucent Technologies, Inc.
     On June 14, 2007, Cricket, ANB and Lucent Technologies, Inc. (“Lucent”) entered into a System Equipment Purchase Agreement (the “Lucent Agreement”) with a term of five years. Pursuant to the Lucent Agreement, Cricket agreed to purchase and/or license approximately $126 million of wireless communications systems, products and services designed to be AWS functional for the build-out of new markets and upgrades of existing markets, which commitments are subject, in part, to the necessary clearance of spectrum in the markets to be built. Cricket is required to satisfy the foregoing commitments within the first three-years of the term, subject to an extension of up to two years to satisfy approximately $96 million of the foregoing commitments if Cricket is unable to complete build-outs of new markets due to certain spectrum clearing delays. Lucent, among other things, agreed to provide Cricket with certain pricing discounts, credits and incentives and to make certain technical training available to Cricket personnel.
     Cricket and Lucent also agreed that the existing Amended and Restated System Equipment Purchase Agreement, dated as of June 30, 2000, as amended (the “Prior Lucent Agreement”), would be terminated and replaced by the Lucent Agreement, except with respect to certain continuing obligations relating to confidentiality, indemnification and other matters set forth in the Prior Lucent Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
     The description set forth above in Item 1.01 with respect to the terminations of the Prior Nortel Agreement and the Prior Lucent Agreement are incorporated in this Item 1.02 by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: June 15, 2007	By	/s/ ROBERT J. IRVING, JR.

		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President, General Counsel & Secretary